Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Village Farms International, Inc. of our report dated March 13, 2019 relating to the financial statements of Village Farms International, Inc., which appears in Village Farms International, Inc.’s Report on Form 6-K/A furnished on March 15, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 15, 2019